      As filed with the Securities and Exchange Commission on August 16, 2002
                                                       Registration No. 33-92840
       -------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
          ------------------------------------------------------------
                        POST-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
          ------------------------------------------------------------

                               VISTA BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                                   New Jersey
         (State or other jurisdiction of incorporation or organization)

                                   22-2870972
                      (I.R.S. Employer Identification No.)

       305 Roseberry Street, P.O. Box 5360, Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

             Barbara Harding, President and Chief Executive Officer
                               Vista Bancorp, Inc.
       305 Roseberry Street, P.O. Box 5360, Phillipsburg, New Jersey 08865
                            Telephone: (908) 859-9500
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)

                                 WITH A COPY TO:
                             John B. Lampi, Esquire
                                 Saul Ewing LLP
              Penn National Insurance Tower, 2 North Second Street,
                    7th Floor, Harrisburg, Pennsylvania 17101
                            Telephone: (717) 257-7553

Approximate date of commencement of the proposed sale of securities to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / X /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /


                                     CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                      Amount          Proposed maximum          Proposed              Amount of
Title of each class of                to be            offering price       maximum aggregate       registration
securities to be registered         registered           per unit(1)        offering price(1)           fee(1)
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value           500,000 shares          $10.625               $5,312,500            $1,831.91
$.50 PER SHARE
-----------------------------------------------------------------------------------------------------------------
(1)   Estimated solely for the purpose of calculating the registration fee and based, in accordance with Rule
      457(c), upon the average of the bid and asked price of the shares of Registrant's common stock as of
      May 23, 1995.

                               VISTA BANCORP, INC.
                                    FORM S-3
                         POST EFFECTIVE AMENDMENT NO. 3
                                   (33-92840)

      On November 19, 2001, the Registrant entered into an Agreement and Plan of Merger with United National Bancorp, UnitedTrust Bank and Vista Bank, N.A. (the "Merger Agreement").

      Pursuant to the Merger Agreement, the Registrant will be merged with and into United National Bancorp which will be the surviving corporation to this merger.

      All of the conditions, regulatory approvals and shareholder approvals have been fulfilled, received or made, as the case may be. The parties to this merger have agreed that the effective date of this merger shall be August 21, 2002.

      Therefore, the Registrant deregisters the remaining unsold shares hereunder which number 89,727.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, AS AMENDED, this Post- effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature and Capacity                                                              Date
----------------------                                                              ----

Richard A. Cline, Director and Vice Chairman
Harold John Curry, Director and Chairman
Dale F. Falcinelli, Director
James T. Finegan, Director
Barbara Harding, Director, President and Chief Executive Officer
  (Principal Executive Officer)
David L. Hensley, Director and Executive Vice President
Mark A. Reda, Director
Marc S. Winkler, Director and Executive Vice President
William F. Keefe, Executive Vice President, Treasurer and Chief
   Financial Officer (Principal Financial and Accounting Officer)
Jill A. Pursell, Vice President and Secretary


/s/ Barbara Harding                                                             August 16, 2002
----------------------------------------
Barbara Harding
(Attorney-in-Fact)


/s/ William F. Keefe                                                            August 16, 2002
----------------------------------------
William F. Keefe
(Attorney-in-Fact)
